Exhibit 99.1
    NASDAQ: WASH

Media Contact: Sharon M. Walsh
SVP, Director of Marketing Strategy and Planning
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: December 20, 2024
FOR IMMEDIATE RELEASE

Washington Trust Announces Balance Sheet Repositioning

WESTERLY, R.I., December 20, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH) (the “Corporation”), parent company of The Washington Trust Company, of Westerly (the “Bank”), today announced Bank balance sheet repositioning transactions to support continued organic growth and capital generation.

“Like many banks, we have been carrying low-yielding assets on our balance sheet following rapid increases in interest rates over the past few years. These assets have been earning interest below current market rates, which has impacted our earnings and ability to reinvest and expand our business. We had the opportunity to raise approximately $70 million in capital to support the sale of these low-yielding assets and reinvestment of the proceeds into assets with higher rates,” stated Edward “Ned” O. Handy III, Washington Trust Chairman and CEO. “This will allow us to focus on growth and investment which is good for shareholders, employees, customers and the communities we serve. This has also made us even stronger financially and will set us up for improved profitability in 2025 and beyond.”

Pursuant to the terms of the transactions, the Bank sold approximately $409 million of available for sale debt securities with a weighted average yield of 2.65% and has agreed to sell approximately $345 million in residential mortgage loans with a weighted average rate of 3.03%. The sale of the residential mortgage loans is expected to settle in the first quarter of 2025. The Bank has also reinvested approximately $378 million into available for sale debt securities with a weighted average yield of 5.30%. Additionally, the Bank expects to pay down approximately $352 million of wholesale funding balances with an estimated weighted average rate of 4.50% in the first quarter of 2025.

The sale transactions are expected to result in a net after-tax loss of approximately $70 million that will be recognized in the fourth quarter of 2024. While this will cause the Corporation to report a net loss for the fourth quarter and the full year of 2024, it has been entirely funded by the $70 million in capital raised through our previously disclosed equity offering.

The Corporation will provide additional details on this balance sheet repositioning in a presentation that will be furnished as an exhibit to a Form 8-K with the Securities and Exchange Commission (“SEC”) and will be accessible on the Corporation’s website at https://ir.washtrust.com.

Exhibit 99.1
ABOUT WASHINGTON TRUST BANCORP, INC.
Washington Trust Bancorp, Inc., NASDAQ: WASH, is the publicly-owned holding company of The Washington Trust Company (“Washington Trust”, “the Bank”), with $7.1 billion in assets as of September 30, 2024. Founded in 1800, Washington Trust is recognized as the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast’s premier financial services companies. Washington Trust values its role as a community bank and is committed to helping the people, businesses, and organizations of New England improve their financial lives. The Bank offers a wide range of commercial banking, mortgage banking, personal banking and wealth management services through its offices in Rhode Island, Connecticut and Massachusetts and a full suite of convenient digital tools. Washington Trust is a member of the FDIC and an equal housing lender.

FORWARD-LOOKING STATEMENTS
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies, and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics;
•regulatory, litigation, and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

NON-GAAP FINANCIAL MEASURES
This press release and related presentation may contain references to measures that are not defined in generally accepted accounting principles (“GAAP”). Management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.